Exhibit 99.1

SUPPLEMENTAL HISTORICAL SEGMENT FINANCIAL INFORMATION

McKesson Corporation (the "Company," "we," or "our") is furnishing to investors supplemental historical financial information by new reportable segment for our quarterly results of fiscal 2020 and first quarter of fiscal 2021 as well as annual results for fiscal 2020 and 2019. We believe the presentation of our historical segment financial information by new reportable segment provides useful supplemental information to investors to better understand the impact of segment changes.

We reassessed our reportable segments following a change in our organizational structure to reflect our continued focus on delivering new and innovative solutions to respond to the evolving needs of the healthcare industry, customers, and patients. In connection with the completion of this change, our operating structure was realigned, and commencing in the second quarter of fiscal 2021, we will report our financial results in four reportable segments on a retrospective basis as follows: U.S. Pharmaceutical, International, Medical-Surgical Solutions, and Prescription Technology Solutions. Our equity method investment in Change Healthcare LLC, which was split-off from McKesson in the fourth quarter of 2020, will be included in Other for retrospective periods presented. The segment changes reflect how our chief operating decision maker allocates resources and assesses performance commencing in the second quarter of fiscal 2021. The segment changes did not impact the previously issued consolidated financial statements nor earnings per common share of McKesson for historical periods.

Exhibit I provides a reconciliation of the Company’s previously reported GAAP segment financial results to Non-GAAP financial results supplemental to our quarterly results of fiscal 2020 and first quarter of fiscal 2021 as well as annual results for fiscal 2020 and 2019.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

In an effort to provide investors with additional information regarding the Company's financial results as determined by generally accepted accounting principles ("GAAP"), McKesson Corporation (the "Company" or "we") also presents the following Non-GAAP financial measures in this press release.

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Adjusted Segment Operating Profit (Non-GAAP) and Adjusted Segment Operating Profit Margin (Non-GAAP): We define Adjusted Segment Operating Profit as GAAP segment operating profit, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments. We define Adjusted Segment Operating Profit Margin as Adjusted Segment Operating Profit (Non-GAAP) divided by GAAP segment revenues.

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Adjusted Corporate Expenses (Non-GAAP): We define Adjusted Corporate Expenses as GAAP corporate expenses, net, excluding transaction-related expenses and adjustments, restructuring, impairment, and related charges, and other adjustments.

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Adjusted Operating Profit (Non-GAAP): We define Adjusted Operating Profit as GAAP income from continuing operations before interest expense and income taxes, excluding amortization of acquisition-related intangibles, transaction-related expenses and adjustments, LIFO inventory-related adjustments, gains from antitrust legal settlements, restructuring, impairment, and related charges, and other adjustments.

The following provides further details regarding the adjustments made to our GAAP financial results to arrive at our Non-GAAP financial measures as defined above:

Amortization of acquisition-related intangibles - Amortization expenses of intangible assets directly related to business combinations and the formation of joint ventures.

Transaction-related expenses and adjustments - Transaction, integration and other expenses that are directly related to business combinations, the formation of joint ventures, divestitures and other transaction-related costs including initial public offering costs. Examples include transaction closing costs, professional service fees, legal fees, severance charges, retention payments and employee relocation expenses, facility or other exit-related expenses, certain fair value adjustments including deferred revenues, contingent consideration and inventory, recoveries of acquisition-related expenses or post-closing expenses, bridge loan fees, and gains or losses on business combinations and divestitures of businesses that do not qualify as discontinued operations.

LIFO inventory-related adjustments - LIFO inventory-related non-cash expense or credit adjustments.

Gains from antitrust legal settlements - Net cash proceeds representing the Company’s share of antitrust lawsuit settlements.

Restructuring, impairment, and related charges - Restructuring charges that are incurred for programs in which we change our operations, the scope of a business undertaken by our business units, or the manner in which that business is conducted as well as long-lived asset impairments. Such charges may include employee severance, retention bonuses, facility closure or consolidation costs, lease or contract termination costs, asset impairments, accelerated depreciation and amortization, and other related expenses. The restructuring programs may be implemented due to the sale or discontinuation of a product line, reorganization or management structure changes, headcount rationalization, realignment of operations or products, integration of acquired businesses, and/or company-wide cost saving initiatives. The amount and/or frequency of these restructuring charges are not part of our underlying business, which include normal levels of reinvestment in the business. Any credit adjustments due to subsequent changes in estimates are also excluded from adjusted results.

Other adjustments - The Company evaluates the nature and significance of transactions qualitatively and quantitatively on an individual basis and may include them in the determination of our adjusted results from time to time. While not all-inclusive, other adjustments may include: adjustments to claim and litigation reserves for estimated probable losses and settlements; other asset impairments; gains or losses from debt extinguishment; and other similar substantive and/or infrequent items as deemed appropriate.

The Company believes the presentation of Non-GAAP financial measures provides useful supplemental information to investors with regard to its operating performance, as well as assists with the comparison of its past financial performance to the Company’s future financial results. Moreover, the Company believes that the presentation of Non-GAAP financial measures assists investors’ ability to compare its financial results to those of other companies in the same industry. However, Non-GAAP financial measures used in the press tables may be defined and calculated differently by other companies in the same industry.

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SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION (continued)

The Company internally uses both GAAP and Non-GAAP financial measures in connection with its own financial planning and reporting processes. Management utilizes Non-GAAP financial measures when allocating resources, deploying capital, as well as assessing business performance, and determining employee incentive compensation. Nonetheless, Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, nor superior to, financial results and measures as determined or calculated in accordance with GAAP.

Exhibit I
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McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP) SUPPLEMENTAL
FOR FISCAL QUARTERS OF 2020 AND FIRST FISCAL QUARTER OF 2021
(unaudited)
(in millions)

	FISCAL 2020												FISCAL 2021
	Quarter Ended June 30, 2019			Quarter Ended September 30, 2019			Quarter Ended December 31, 2019			Quarter Ended March 31, 2020			Quarter Ended June 30, 2020
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$43,789	$—	$43,789	$45,613	$—	$45,613	$46,453	$—	$46,453	$45,845	$—	$45,845	$44,670	$—	$44,670
International	9,407	—	9,407	9,321	—	9,321	9,864	—	9,864	9,749	—	9,749	8,552	—	8,552
Medical-Surgical Solutions	1,903	—	1,903	2,056	—	2,056	2,141	—	2,141	2,205	—	2,205	1,801	—	1,801
Prescription Technology Solutions	629	—	629	626	—	626	714	—	714	736	—	736	656	—	656
Revenues	$55,728	$—	$55,728	$57,616	$—	$57,616	$59,172	$—	$59,172	$58,535	$—	$58,535	$55,679	$—	$55,679

OPERATING PROFIT (LOSS)
U.S. Pharmaceutical	$576	$14	$590	$641	$(3)	$638	$677	$(34)	$643	$851	$(94)	$757	$613	$(23)	$590
International	31	51	82	30	67	97	(290)	435	145	68	69	137	3	70	73
Medical-Surgical Solutions	125	34	159	129	37	166	124	60	184	121	49	170	89	35	124
Prescription Technology Solutions	100	18	118	98	17	115	82	21	103	116	16	132	68	18	86
Other (a)	4	104	108	(1,454)	1,493	39	(33)	84	51	370	(315)	55	—	—	—
Subtotal	836	221	1,057	(556)	1,611	1,055	560	566	1,126	1,526	(275)	1,251	773	100	873
Corporate expenses, net	(161)	37	(124)	(350)	218	(132)	(202)	34	(168)	(260)	44	(216)	(68)	(98)	(166)
Income (loss) from continuing operations before interest expense and income taxes	$675	$258	$933	$(906)	$1,829	$923	$358	$600	$958	$1,266	$(231)	$1,035	$705	$2	$707

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.32%		1.35%	1.41%		1.40%	1.46%		1.38%	1.86%		1.65%	1.37%		1.32%
International	0.33		0.87	0.32		1.04	(2.94)		1.47	0.70		1.41	0.04		0.85
Medical-Surgical Solutions	6.57		8.36	6.27		8.07	5.79		8.59	5.49		7.71	4.94		6.89
Prescription Technology Solutions	15.90		18.76	15.65		18.37	11.48		14.43	15.76		17.93	10.37		13.11

(a)
Operating profit (loss) for Other primarily includes equity earnings and charges from our investment in Change Healthcare LLC ("Change Healthcare JV"). Additional items included within operating profit (loss) for Other include immaterial expenses in the third quarter of fiscal 2020 related to our separation from Change Healthcare JV, which were treated as GAAP only. We completed the separation from our investment in Change Healthcare JV in the fourth quarter of fiscal 2020.

Exhibit I
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McKESSON CORPORATION
RECONCILIATION OF GAAP SEGMENT OPERATING RESULTS TO ADJUSTED RESULTS (NON-GAAP) SUPPLEMENTAL
FOR FISCAL 2020 and 2019
(unaudited)
(in millions)

	Year Ended March 31, 2020			Year Ended March 31, 2019
	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)	As reported (GAAP)	Adjustments	As adjusted (Non-GAAP)
REVENUES
U.S. Pharmaceutical	$181,700	$—	$181,700	$166,189	$—	$166,189
International	38,341	—	38,341	38,023	—	38,023
Medical-Surgical Solutions	8,305	—	8,305	7,618	—	7,618
Prescription Technology Solutions	2,705	—	2,705	2,489	—	2,489
Revenues	$231,051	$—	$231,051	$214,319	$—	$214,319

OPERATING PROFIT (LOSS)
U.S. Pharmaceutical	$2,745	$(117)	$2,628	$2,710	$(233)	$2,477
International	(161)	622	461	(1,903)	2,345	442
Medical-Surgical Solutions	499	180	679	455	150	605
Prescription Technology Solutions	396	72	468	355	74	429
Other (a)	(1,113)	1,366	253	(104)	436	332
Subtotal	2,366	2,123	4,489	1,513	2,772	4,285
Corporate expenses, net	(973)	333	(640)	(639)	138	(501)
Income from continuing operations before interest expense and income taxes	$1,393	$2,456	$3,849	$874	$2,910	$3,784

OPERATING PROFIT (LOSS) AS A % OF REVENUES
U.S. Pharmaceutical	1.51%		1.45%	1.63%		1.49%
International	(0.42)		1.20	(5.00)		1.16
Medical-Surgical Solutions	6.01		8.18	5.97		7.94
Prescription Technology Solutions	14.64		17.30	14.26		17.24

(a)
Operating profit (loss) for Other includes equity earnings and charges from our investment in Change Healthcare JV. Additional items included within operating profit (loss) for Other include a credit of $90 million in fiscal 2019 resulting from the derecognition of a tax receivable agreement liability payable to the shareholders of Change Healthcare, Inc. and immaterial expenses in the third quarter of fiscal 2020 related to our separation from Change Healthcare JV, which were treated as GAAP only. We completed the separation from our investment in Change Healthcare JV in the fourth quarter of fiscal 2020.